Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Kevin Brown
Media Relations	Investor Relations
(706) 644-0528	(706) 644-0948
Synovus Announces Earnings for the Second Quarter 2020
Diluted Earnings per Share of $0.57 vs. $0.96 in 2Q19
Adjusted Diluted Earnings per Share of $0.23 vs. $1.00 in 2Q19

COLUMBUS, Ga., July 21, 2020 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2020.

Second Quarter 2020 Highlights
•Diluted EPS of $0.57; adjusted diluted EPS of $0.23.
•Period-end loan growth of $1.66 billion or 4.3% sequentially; funded approximately $2.9 billion in Paycheck Protection Program (PPP) loans, supporting more than 19,000 customers.
•Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $4.63 billion or 18.7% sequentially.
•Interest-bearing deposit (NOW/savings, money market, and time deposit) costs down 45 bps from the first quarter.
•Net interest income growth of $3.3 million sequentially; net interest margin of 3.13% vs. 3.37% in 1Q20.
•Non-interest revenue increased $69.6 million sequentially and $83.7 million compared to prior year, largely due to investment gains of $78.1 million.
•Provision for credit losses of $141.9 million reflected significant economic stress due to the COVID-19 healthcare crisis; allowance for credit losses coverage ratio (to loans) of 1.63%, or 1.74% excluding PPP loans.
•Credit quality metrics remain stable, with the non-performing loan ratio and net charge-off ratio of 0.37% and 0.24%, respectively.
•CET1 ratio improved 20 bps to 8.90% and Total Risk Based Capital ratio increased 41 bps to 12.70%.

Second Quarter Summary

	Reported			Adjusted
(dollars in thousands)	2Q20	1Q20	2Q19	2Q20	1Q20	2Q19
Net income available to common shareholders	$84,901	$30,230	$153,034	$34,015	$30,708	$158,892
Diluted earnings per share	0.57	0.20	0.96	0.23	0.21	1.00
Total loans	39,914,297	38,258,024	36,138,561	N/A	N/A	N/A
Total deposits	44,194,580	39,826,585	37,966,722	N/A	N/A	N/A
Total revenues	550,911	477,903	487,880	472,795	473,424	488,270
Return on avg assets	0.71%	0.32%	1.34%	0.32%	0.32%	1.39%
Return on avg common equity	7.48	2.75	13.90	3.00	2.79	14.43
Return on avg tangible common equity	8.69	3.34	16.09	3.60	3.39	16.70
Net interest margin	3.13	3.37	3.69	3.11	3.35	3.48
Efficiency ratio	51.58	57.81	54.14	57.91	56.72	52.08
NCO ratio	0.24	0.21	0.13	N/A	N/A	N/A
NPA ratio	0.44	0.50	0.39	N/A	N/A	N/A

“Our performance in the second quarter demonstrates the key role we play as a financial resource and community partner in the markets we serve,” said Kessel D. Stelling, Synovus Chairman and CEO. “We delivered approximately $3 billion in Paycheck Protection Program loans to more than 19,000 customers and originated a record $1.4 billion in consumer mortgages. Through strong operating performance and effective balance sheet management, we further improved both our capital and liquidity levels during the quarter. As we navigate an uncertain economic environment, we continue to invest in the future while accelerating many Synovus Forward initiatives focused on efficiencies, digital enhancements, and customer experience. And as our communities manage through the challenges of the pandemic and longstanding racial inequalities, we are fully committed to do our part to bring strength and positive change.”

Balance Sheet

Loans*

(dollars in millions)	2Q20	1Q20	Linked Quarter Change	Linked Quarter % Change	2Q19	Year/Year Change	Year/Year % Change
Commercial & industrial	$19,938.3	$17,661.4	$2,276.8	12.9%	$16,228.7	$3,709.5	22.9%
Commercial real estate	10,827.5	10,671.2	156.3	1.5	10,367.2	460.3	4.4
Consumer	9,246.7	9,950.9	(704.2)	(7.1)	9,566.1	(319.5)	(3.3)
Unearned income	(98.2)	(25.5)	(72.7)	nm	(23.6)	(74.6)	316.8
Total loans	$39,914.3	$38,258.0	$1,656.3	4.3%	$36,138.6	$3,775.7	10.4%

*Amounts may not total due to rounding
nm = not meaningful

•Total loans ended the quarter at $39.91 billion, up $1.66 billion or 4.3% sequentially.
•Commercial and industrial (C&I) loans sequential growth of $2.28 billion led by net growth of $2.71 billion in PPP loans, offsetting C&I line utilization of 41% compared to 50% in the prior quarter.
•Consumer loans decreased by $704.2 million sequentially, primarily as a result of transitioning lending partnership assets to held-for-sale, partially offset by record portfolio mortgage production of $800.5 million, up $510.5 million sequentially.

Deposits*

(dollars in millions)	2Q20	1Q20	Linked Quarter Change	Linked Quarter % Change	2Q19	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$11,830.7	$8,968.8	$2,861.9	31.9%	$8,577.6	$3,253.1	37.9%
Interest-bearing DDA	5,057.2	4,617.4	439.9	9.5	4,847.2	210.0	4.3
Money market	11,457.2	10,255.0	1,202.2	11.7	8,952.9	2,504.3	28.0
Savings	1,080.1	949.5	130.6	13.8	891.2	188.9	21.2
Public funds	5,347.4	5,261.4	86.0	1.6	4,351.3	996.0	22.9
Time deposits	5,131.7	5,786.6	(655.0)	(11.3)	7,343.0	(2,211.3)	(30.1)
Brokered deposits	4,290.3	3,987.9	302.4	7.6	3,003.5	1,286.8	42.8
Total deposits	$44,194.6	$39,826.6	$4,368.0	11.0%	$37,966.7	$6,227.9	16.4%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $44.19 billion, up $4.37 billion or 11.0% sequentially.
•Core transaction deposits increased $4.63 billion or 18.7% sequentially, led by non-interest-bearing DDA growth of $2.86 billion.
•Broad-based growth in NOW, MMA, and savings deposits more than offset a $655.0 million decline in time deposits.
•2Q20 interest-bearing deposit costs declined 45 bps from 1Q20.

Income Statement Summary**

(in thousands, except per share data)	2Q20	1Q20	Linked Quarter Change	Linked Quarter % Change	2Q19	Year/Year Change	Year/Year % Change
Net interest income	$376,566	$373,260	$3,306	0.9%	$397,262	$(20,696)	(5.2)%
Non-interest revenue	173,484	103,857	69,627	67.0	89,807	83,677	93.2
Non-interest expense	284,141	276,279	7,862	2.8	264,126	20,015	7.6
Provision for credit losses	141,851	158,722	(16,871)	(10.6)	12,119	129,732	nm
Income before taxes	$124,058	$42,116	$81,942	194.6%	$210,824	$(86,766)	(41.2)%
Income tax expense	30,866	3,595	27,271	nm	54,640	(23,774)	(43.5)
Preferred stock dividends	8,291	8,291	—	—	3,150	5,141	163.2
Net income available to common shareholders	$84,901	$30,230	$54,671	180.9%	$153,034	$(68,133)	(44.5)%
Weighted average common shares outstanding, diluted	147,733	148,401	(668)	(0.5)%	159,077	(11,344)	(7.1)%
Diluted earnings per share	$0.57	$0.20	$0.37	182.1	$0.96	$(0.39)	(40.3)
Adjusted diluted earnings per share	0.23	0.21	0.02	11.3	1.00	(0.77)	(77.0)
** Amounts may not total due to rounding
nm - not meaningful

Core Performance

•Total revenues were $550.9 million in the second quarter, up $73.0 million sequentially.
•Net interest income increased $3.3 million, or 0.9% sequentially, benefiting from prudent deposit pricing, growth in PPP loan balances, and $9.2 million of PPP fees recognized in the quarter.
•Net interest margin was 3.13%, down 24 bps from the prior quarter.

•Non-interest revenue increased $69.6 million, or 67.0% sequentially, and increased $83.7 million, or 93.2% year-over-year. The sequential increase was largely attributable to $69.4 million of securities gains as a result of repositioning the investment portfolio.
•Adjusted non-interest revenue decreased $4.0 million, or 4.0% sequentially, and increased $5.2 million, or 5.7% year-over-year. Mortgage revenue increased $11.3 million compared to the prior quarter on record production.
•Non-interest expense increased $7.9 million, or 2.8% sequentially. Adjusted non-interest expense increased $5.3 million, or 1.9% sequentially.
◦The increase in expenses reflected a $7.1 million increase in mortgage commissions. Additionally, the second quarter included $6.7 million of professional fees associated with the implementation of Synovus Forward initiatives and $6.6 million of COVID-19 related expenses, partially offset by a $6.9 million reduction in benefits and payroll tax expense.
•Provision for credit losses of $141.9 million reflected significant economic stress due to the COVID-19 healthcare crisis; allowance for credit losses coverage ratio (to loans) of 1.63%, or 1.74% excluding PPP loans.
•Tax expense was $30.9 million, an increase of $27.3 million driven by higher pre-tax income and favorable discrete items in the first quarter; year-to-date effective tax rate of 20.74%.

Capital Ratios

	2Q20		1Q20	2Q19
Common equity Tier 1 capital (CET1) ratio	8.90%	*	8.70%	9.61%
Tier 1 capital ratio	10.15	*	9.95	10.09
Total risk-based capital ratio	12.70	*	12.29	12.11
Tier 1 leverage ratio	8.38	*	8.92	8.89
Tangible common equity ratio	7.41		7.94	8.56
* Ratios are preliminary.

Capital

•CET1 ratio increased 20 bps during the quarter to 8.90%, benefiting from higher net income and a reduction of $68.9 million in risk-weighted assets sequentially.
•Total risk-based capital of 12.70% is the highest since 2Q18 and reflects continued allowance build.

Second Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 21, 2020. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $54 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 294 branches in Alabama, Florida, Georgia, South Carolina, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance, our expectations regarding net interest income and net interest margin; expectations on our growth strategy, expense and revenue initiatives, capital management, liquidity and funding, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and uncertainties related to the impact of the COVID-19 pandemic on Synovus' assets, business, liquidity, financial condition, prospects and results of operations, and the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; adjusted total revenues; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted earnings per diluted share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total revenues; efficiency ratio-FTE; net income available to common shareholders; earnings per diluted common share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted total revenues and adjusted non-interest revenue are measures used by management to evaluate total revenues and non-interest revenue exclusive of net investment securities gains (losses) and gains on sales and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted earnings per diluted share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q20	1Q20	2Q19
Adjusted non-interest revenue
Total non-interest revenue	$173,484	$103,857	$89,807
Subtract/add: Investment securities (gains) losses, net	(69,409)	(8,734)	1,845
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,707)	4,255	(1,455)
Adjusted non-interest revenue	$95,368	$99,378	$90,197

Adjusted non-interest expense
Total non-interest expense	$284,141	$276,279	$264,126
Subtract: Earnout liability adjustments	(4,908)	—	—
Subtract: Merger-related expense	—	—	(7,401)
Subtract: Restructuring charges, net	(2,822)	(3,220)	(18)
Subtract: Loss on early extinguishment of debt, net	—	(1,904)	—
Adjusted non-interest expense	$276,411	$271,155	$256,707

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q20	1Q20	2Q19
Adjusted total revenues and adjusted tangible efficiency ratio
Adjusted non-interest expense	$276,411	$271,155	$256,707
Subtract: Amortization of intangibles	(2,640)	(2,640)	(2,410)
Adjusted tangible non-interest expense	$273,771	$268,515	$254,297

Net interest income	$376,566	$373,260	$397,262
Add: Tax equivalent adjustment	861	786	811
Add: Total non-interest revenue	173,484	103,857	89,807
Total FTE revenues	550,911	477,903	487,880
Subtract/add: Investment securities (gains)/losses, net	(69,409)	(8,734)	1,845
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,707)	4,255	(1,455)
Adjusted total revenues	$472,795	$473,424	$488,270
Efficiency ratio-FTE	51.58%	57.81%	54.14%
Adjusted tangible efficiency ratio	57.91	56.72	52.08

Adjusted return on average assets
Net income	$93,192	$38,521	$156,184
Add: Earnout liability adjustments	4,908	—	—
Add: Merger-related expense	—	—	7,401
Add: Restructuring charges, net	2,822	3,220	18
Add: Loss on early extinguishment of debt, net	—	1,904	—
Subtract/add: Investment securities (gains) losses, net	(69,409)	(8,734)	1,845
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,707)	4,255	(1,455)
Add/subtract: Tax effect of adjustments	19,500	(167)	(1,951)
Adjusted net income	$42,306	$38,999	$162,042
Net income annualized	$374,816	$154,931	$626,452
Adjusted net income annualized	$170,154	$156,853	$649,949
Total average assets	$52,853,685	$48,696,595	$46,679,769
Return on average assets	0.71%	0.32%	1.34%
Adjusted return on average assets	0.32	0.32	1.39

Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$84,901	$30,230	$153,034
Add: Earnout liability adjustments	4,908	—	—
Add: Merger-related expense	—	—	7,401
Add: Restructuring charges, net	2,822	3,220	18
Add: Loss on early extinguishment of debt, net	—	1,904	—
Subtract/add: Investment securities (gains) losses, net	(69,409)	(8,734)	1,845
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,707)	4,255	(1,455)
Add/subtract: Tax effect of adjustments	19,500	(167)	(1,951)
Adjusted net income available to common shareholders	$34,015	$30,708	$158,892
Weighted average common shares outstanding, diluted	147,733	148,401	159,077
Net income per common share, diluted	$0.57	$0.20	$0.96
Adjusted net income per common share, diluted	0.23	0.21	1.00

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q20	1Q20	2Q19

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$84,901	$30,230	$153,034
Add: Earnout liability adjustments	4,908	—	—
Add: Merger-related expense	—	—	7,401
Add: Restructuring charges, net	2,822	3,220	18
Add: Loss on early extinguishment of debt, net	—	1,904	—
Subtract/add: Investment securities (gains) losses, net	(69,409)	(8,734)	1,845
Subtract/add: Gain on sale and fair value (increase) decrease of private equity investments	(8,707)	4,255	(1,455)
Add/subtract: Tax effect of adjustments	19,500	(167)	(1,951)
Adjusted net income available to common shareholders	$34,015	$30,708	$158,892

Adjusted net income available to common shareholders annualized	$136,808	$123,507	$637,314
Add: Amortization of intangibles	7,868	7,868	7,250
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$144,676	$131,375	$644,564

Net income available to common shareholders annualized	$341,470	$121,584	$613,818
Add: Amortization of intangibles	7,868	7,868	7,250
Net income available to common shareholders excluding amortization of intangibles annualized	$349,338	$129,452	$621,068

Total average shareholders' equity less preferred stock	$4,567,254	$4,424,278	$4,416,705
Subtract: Goodwill	(497,267)	(497,267)	(487,601)
Subtract: Other intangible assets, net	(51,667)	(54,514)	(69,853)
Total average tangible shareholders' equity less preferred stock	$4,018,320	$3,872,497	$3,859,251
Return on average common equity	7.48%	2.75%	13.90%
Adjusted return on average common equity	3.00	2.79	14.43
Return on average tangible common equity	8.69	3.34	16.09
Adjusted return on average tangible common equity	3.60	3.39	16.70

	June 30, 2020	March 31, 2020	June 30, 2019
Tangible common equity ratio
Total assets	$54,121,989	$50,619,585	$47,318,203
Subtract: Goodwill	(497,267)	(497,267)	(492,390)
Subtract: Other intangible assets, net	(50,392)	(53,032)	(61,473)
Tangible assets	$53,574,330	$50,069,286	$46,764,340

Total shareholders’ equity	$5,052,968	$5,065,205	$4,753,816
Subtract: Goodwill	(497,267)	(497,267)	(492,390)
Subtract: Other intangible assets, net	(50,392)	(53,032)	(61,473)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(195,140)
Tangible common equity	$3,968,164	$3,977,761	$4,004,813
Total shareholders’ equity to total assets ratio	9.34%	10.01%	10.05%
Tangible common equity ratio	7.41	7.94	8.56